Exhibit 24.1

POWER OF ATTORNEY

Each individual whose signature appears below constitutes and appoints Tracy D. Pagliara, President and Chief Executive Officer, and Charles E. Wheelock, Senior Vice President, Chief Administrative Officer, General Counsel and Secretary, and each of them singly, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to affix, as attorney-in-fact, his or her signature, to any and all registration statements on Form S-8 and amendments thereto, including post-effective amendments and any subsequent registration statements pursuant to Rule 462 under the Securities Act of 1933, as amended, as filed with the U.S. Securities and Exchange Commission relating to shares issuable under the Williams Industrial Services Group Inc. 2015 Equity Incentive Plan, as amended and restated, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney has been signed in the respective capacities and on the respective dates indicated below.

Signature	Title	Date

/s/ Tracy D. Pagliara	Chief Executive Officer, President and Director	June 10, 2022
Tracy D. Pagliara	(Principal Executive Officer)

/s/ Damien A. Vassall	Vice President and Chief Financial Officer	June 10, 2022
Damien A. Vassall	(Principal Financial and Accounting Officer)

/s/ Robert B. Mills	Chairman of the Board of Directors	June 10, 2022
Robert B. Mills

/s/ David A. B. Brown	Director	June 10, 2022
David A. B. Brown

/s/ Steven D. Davis	Director	June 10, 2022
Steven D. Davis

/s/ Linda A. Goodspeed	Director	June 10, 2022
Linda A. Goodspeed

/s/ Nelson Obus	Director	June 10, 2022
Nelson Obus

/s/ Mitchell I. Quain	Director	June 10, 2022
Mitchell I. Quain